Exhibit 4.1

Stockholders Agreement

by and among

SCH/VIII Bonds, L.L.C.,

SCH/VIII Bonds II, L.L.C.,

SCH/VIII Bonds III, L.L.C.,

SCH/VIII Bonds IV, L.L.C.,

 Cerberus Series Four Holdings, LLC,

Desert Rock Enterprises LLC ,

Strategic Value Special Situations Master Fund, LP.,

Riviera Voteco, L.L.C. and

Riviera Holdings Corporation

dated as of April 1, 2011

RIVIERA HOLDINGS CORPORATION
STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”), dated as of April 1, 2011, is made by and among Starwood, Cerberus, Desert Rock, Strategic Value Partners and Voteco (each as defined below) and each other Person (as defined below) who may become party to this Agreement from time to time in accordance with the provisions herein (with Starwood, Cerberus, Desert Rock, Strategic Value Partners and Voteco, the “Stockholders”), and Riviera Holdings Corporation, a Nevada corporation (the “Company”).

RECITALS

WHEREAS, on April 1, the Plan of Reorganization of Riviera Holdings Corporation under Chapter 11, Title 11 of the United States Bankruptcy Code (the “Plan”) was substantially consummated; and

WHEREAS, the parties hereto desire to set forth the respective rights and obligations of the Stockholders with respect to the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article I

DEFINITIONS

Section 1.01.           Certain Definitions.  As used in this Agreement, the following terms have the following meanings:

“Adverse Disclosure” means public disclosure of (a) material non-public information that, in the good faith judgment of the Company’s Board of Directors, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement or report filed with the SEC by the Company so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement or report; and (iii) the Company has a bona fide business purpose for not disclosing publicly or (b) that would otherwise be materially adverse to the Company for a Registration Statement to be filed on or before the date such filing would otherwise be required under this Agreement, in the Board of Directors’ good faith judgment, after consultation with independent counsel to the Company.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.  For these purposes, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that for purposes of Article V, “Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act; provided, further that, for purposes of this Agreement (other than Article V), no Stockholder shall be deemed an Affiliate of the Company and no Stockholder shall be deemed an Affiliate of any other Stockholder, in each case, for purposes and by virtue of this Agreement.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” has the meaning set forth in Section 3.01(a)(i).

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by law or executive order to close.

“Cerberus” means Cerberus Series Four Holdings, LLC and any Affiliate thereof investing directly or indirectly in the Company.

“Class A Director” has the meaning set forth in Section 3.01(a).

“Class A Shares” means the Class A Common Shares authorized and issued by the Company on April 1, 2011 as set forth in the Plan which are owned and held by Voteco.

“Class B Share Equivalents” means securities exercisable, exchangeable or convertible into Class B Shares.

“Class B Shares” means the Class B Common Shares authorized and issued by the Company and held by the Stockholders.

“Confidential Information” has the meaning set forth in Section 6.03.

“Company” has the meaning set forth in the preamble.

“Company Public Sale” has the meaning set forth in Section 5.03(a).

“Company Shares” means the Class A Shares and the Class B Shares.  The term “Company Shares” when used in determining the pro rata portion at any time shall refer to either the Class A Shares or the Class B Shares as the context may require.

 “Demand Period” has the meaning set forth in Section 5.01(d).

“Demand Registration” has the meaning set forth in Section 5.01(a).

“Demand Registration Statement” has the meaning set forth in Section 5.01(a).

“Demand Rightholder” has the meaning set forth in Section 5.01(a).

“Demand Rightholder Shelf Registration Amount” has the meaning set forth in Section 5.02(a).

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“Demand Suspension” has the meaning set forth in Section 5.01(e).

“Demanding Stockholder” has the meaning set forth in Section 5.01(a).

 “Desert Rock” means Desert Rock Enterprises LLC and any Affiliate thereof investing directly or indirectly in the Company.

“Desert Rock Director” has the meaning set forth in Section 3.01(a)(i).

“Desert Rock Member” means the Member of Voteco (as defined below) associated with Desert Rock, which as of the date hereof will be Desert Rock.

“Drag-Along Buyer” has the meaning set forth in Section 4.04(a).

“Drag-Along Notice” has the meaning set forth in Section 4.04(b).

“Drag-Along Seller” has the meaning set forth in Section 4.04(a).

“Drag-Along Stockholder” has the meaning set forth in Section 4.04(a).

“Drag-Along Transfer” has the meaning set forth in Section 4.04(a).

“Effectiveness Date” means the date on which Stockholders are no longer subject to any underwriter’s lock-up or other contractual restriction on the sale of Registrable Securities in connection with the Company’s Initial Public Offering.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Exercise Period” has the meaning set forth in Section 4.04(a).

“FINRA” means the Financial Industry Regulatory Authority.

“Fiscal Year” means the calendar year or, in the case of the first and last fiscal years of the term of the Company, the portion thereof commencing on the April 1, 2011 or ending on the date on which the winding up of the Company is completed, as the case may be.

“Gaming Approvals” means all licenses, consents, permits, approvals, authorizations, registrations, findings of suitability, franchises, entitlements, exemptions, waivers and orders of registration approved or issued by any Gaming Authority under Gaming Laws necessary for or relating to the conduct of the Gaming Business or any other gaming activities or the issuance, ownership, redemption or transfer of Company Shares or an interest in an entity engaged in the Gaming Business or any other activities under Gaming Laws.

“Gaming Authority” means the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the Colorado Division of Gaming, the Colorado Limited Gaming Control Commission or any other federal, state or local governmental, administrative or regulatory authority with responsibility for regulating the Gaming Business and overseeing compliance with Gaming Laws.

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“Gaming Business” means casino, hotel and gaming activities and operations of the Company and its subsidiaries.

“Gaming Laws” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization (including any condition or limitation placed thereon and including liquor laws) governing or relating to the current or contemplated Gaming Business or the Company (including all laws relating to related activities such as the sale of liquor, the operation of a cabaret, race book or sports pool and the like) and the ownership by the Company of an interest thereof.

“Indemnified Person” has the meaning set forth in Section 3.01(l).

“Initial Public Offering” means the first bona fide firm commitment underwritten public offering and sale of common stock, limited liability company interests or other equity securities of the Company or its successors for cash pursuant to an effective Registration Statement (other than Form S-4, S-8 or a comparable form) under the Securities Act, and in which such shares of common stock, limited liability company interests or other equity securities are listed on the New York Stock Exchange, the NASDAQ Stock Market or another internationally recognized stock exchange.

“Interested Transaction” has the meaning set forth in Section 6.02(b).

“Long-Form Registration” has the meaning set forth in Section 5.01(a).

“Loss” has the meaning set forth in Section 5.09(a).

“Losses” has the meaning set forth in Section 5.09(a).

“Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (iii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a change in national or international financial, political or economic conditions; and (iv) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its subsidiaries taken as a whole.

“Necessary Action” means, with respect to a specified result, all actions that are permitted by law and necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Shares, (ii) causing the adoption of Stockholders’ resolutions and amendments to the Organizational Documents, (iii) causing members of the Board of Directors (to the extent such members were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such members may have as directors of the Company) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments, and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

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“Offer Notice” has the meaning set forth in Section 4.04(a).

“Organizational Documents” means the Articles of Incorporation and By-Laws of the Company, each as amended from time to time.

“Participation Securities” has the meaning set forth in Section 4.07(a).

“Participating Stockholder” means, with respect to any Registration, any Stockholder of Registrable Securities covered by the applicable Registration Statement.

“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 5.03(a).

“Plan” has the meaning set forth in the recitals.

“Proposed Transferee” has the meaning set forth in Section 4.02(a).

“Prospectus” means the prospectus included as part of a Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Registrable Securities” means any Class B Shares (including any Class B Shares issuable or issued upon exercise, exchange or conversion of any Class B Share Equivalents) and any securities that may be issued or distributed or be issuable in respect of any Class B Shares by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities have been sold pursuant to Rule 144 under the Securities Act (or any similar or analogous rule promulgated under the Securities Act), (iii) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and such securities may be publicly resold without Registration under the Securities Act or (iv) with respect to Registrable Securities held by any of the stockholders of the Company, such Stockholder, together with its Affiliates, beneficially owns less than 2% (two percent) of the Registrable Securities that are outstanding at such time and such Stockholder and its Affiliates are able to dispose of all of their Registrable Securities in any 90-day period pursuant to Rule 144 (or any similar or analogous rule promulgated under the Securities Act).

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“Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under a Registration Statement.  The term “Register” shall have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 5.08.

“Registration Statement” means a registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Regulatory Laws” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any other applicable antitrust, competition, fair trade or Gaming Laws or regulations.

“Related Voteco Interest” has the meaning set forth in Section 4.02(a).

“Representatives” ” has the meaning set forth in Section 6.03.

“ROFO Election” has the meaning set forth in Section 4.04(a).

“ROFO Sale” has the meaning set forth in Section 4.04(a).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shelf Notice” has the meaning set forth in Section 5.02(c).

“Shelf Period” has the meaning set forth in Section 5.02(b).

“Shelf Registration” means a Registration effected pursuant to Section 5.02.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, a Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

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“Shelf Suspension” has the meaning set forth in Section 5.02(d).

“Short-Form Registration Statement” has the meaning set forth in Section 5.01(a).

“Starwood” means, collectively, SCH/VIII Bonds, L.L.C., SCH/VIII Bonds II, L.L.C., SCH/VIII Bonds III, L.L.C., SCH/VIII Bonds IV, L.L.C.,  and any respective Affiliate thereof investing directly or indirectly in the Company.

“Starwood Directors” has the meaning set forth in Section 3.01(a)(ii).

“Starwood Member” means the Member of Voteco associated with Starwood, which as of the date hereof will be Barry M. Sternlicht.

“Stockholder(s)” has the meaning set forth in the preamble.

“Stockholders’ Directors” has the meaning set forth in Section 3.01(l).

“Strategic Partner” means any potential investor in the Company that provides strategic benefits to the Company other than solely the receipt of cash proceeds to the Company from such investment.

“Strategic Value Partners” means Strategic Value Special Situations Master Fund, LP. and any Affiliate thereof investing directly or indirectly in the Company.

“Strategic Value Partners Director” has the meaning set forth in Section 3.01(a).

“Strategic Value Partners Member” means the Member of Voteco associated with Strategic Value Partners.

“Tag-Along Notice” has the meaning set forth in Section 4.02(b).

“Tag-Along Transfer” has the meaning set forth in Section 4.02(a).

“Tagging Stockholder” has the meaning set forth in Section 4.02(a).

“Transfer” means a direct or indirect transfer, sale, conveyance, exchange, assignment, gift, pledge, hypothecation or other encumbrance or disposition, including the grant of an option or other right, whether direct or indirect, whether voluntary, involuntary or by operation of law; and “Transferred” and “Transferee” shall each have a correlative meaning.

“Transferring Stockholder” has the meaning set forth in Section 4.02(a).

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Unsuitable Person” means a Person, including any member, stockholder, partner, manager, director, officer or employee of a Person (a) who fails or refuses to file an application, or has withdrawn or requested the withdrawal of a pending application, to be found suitable by

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any Gaming Authority or for any Gaming Approval; (b) who is denied or disqualified from eligibility for any Gaming Approval by a Gaming Authority; (c) who is determined by a Gaming Authority to be unsuitable to own or control any interest in the Company, any of its subsidiaries or Voteco or to be affiliated or connected with or in the Gaming Business; or (d) whose ownership of any capital stock of the Company or any of its subsidiaries or a membership interest in Voteco or affiliation or involvement with or in the Gaming Business in any capacity causes the Company, any of its subsidiaries or Voteco to be threatened by any Gaming Authority with the loss, rejection, rescission, suspension, denial, revocation or non-renewal of a Gaming Approval or which results in such loss, rejection, rescission, suspension, denial, revocation or non-renewal.

“Voteco” means Riviera Voteco, L.L.C.

“Voteco Holder” has the meaning set forth in Section 3.01(l).

“Voteco LLC Agreement” has the meaning set forth in Section 4.05.

“Voteco Member” means the Desert Rock Member, the Starwood Member, or the Strategic Value Partners Member (from and after its admission as a member of Voteco pursuant to Section 3.01), as the case may be.

Section 1.02.           Other Interpretive Provisions.  The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(a)                The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection, Section, Exhibit, Schedule and Annex references are to this Agreement unless otherwise specified.

(b)               The term “including” is not limiting and means “including without limitation.”

(c)                The word “or” is not exclusive.

(d)               The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)                Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

Article II

REPRESENTATIONS; WARRANTIES AND COVENANTS

Section 2.01.           Representations and Warranties of the Stockholders.  Each Stockholder hereby represents and warrants, severally and not jointly, and solely on its own behalf, to each other Stockholder and to the Company that on and as of the date hereof:

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(a)                Existence; Authority; Enforceability.  Such Stockholder has the necessary power and authority to enter into this Agreement and to carry out its obligations hereunder.  Such Stockholder is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary corporate or other action, and no other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby.  This Agreement has been duly executed by such Stockholder and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(b)               Absence of Conflicts.  The execution and delivery by such Stockholder of this Agreement and the performance of its obligations hereunder do not and will not (i) conflict with, or result in the breach of any provision of, the constitutive documents of such Stockholder; (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation under the terms of any material contract, agreement or permit to which such Stockholder is a party or by which such Stockholder’s assets or operations are bound or affected; or (iii) violate, in any material respect, any law applicable to such Stockholder.

(c)                Consents.  Other than any consents that have already been obtained, no governmental consent, waiver, approval, authorization, exemption, registration, license or declaration, including under applicable Gaming Laws, is required to be made or obtained by such Stockholder in connection with (i) the execution, delivery or performance of this Agreement or (ii) the consummation of any of the transactions contemplated herein.

Section 2.02.           Representations and Warranties of the Company.  The Company hereby represents and warrants to each Stockholder that on and as of the date hereof.

(a)                Existence; Authority; Enforceability.  The Company has the necessary power and authority to enter into this Agreement and to carry out its obligations hereunder.  The Company is   duly orgaized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary corporate action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby.  This Agreement has been duly executed by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(b)               Absence of Conflicts.  The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder do not and will not (i) conflict with, or result in the breach of any provision of the organizational documents of the Company or any of its subsidiaries; (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a

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default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any material contract, agreement or permit to which the Company or any of its subsidiaries is a party or by which the Company’s or any of its subsidiaries’ assets or operations are bound or affected; or (iii) violate, in any material respect, any law applicable to the Company or any of its subsidiaries.

(c)                Consents.  Other than any consents that have already been obtained, no governmental consent, waiver, approval, authorization, exemption, registration, license or declaration, including under applicable Gaming Laws, is required to be made or obtained by the Company or any of its subsidiaries in connection with (i) the execution, delivery or performance of this Agreement or (ii) the consummation of any of the transactions contemplated herein.

Section 2.03.           Entitlement of the Company and the Stockholders to Rely on Representations and Warranties.  The foregoing representations and warranties may be relied upon by the Company and by the Stockholders in connection with the entering into this Agreement.

Article III

GOVERNANCE

Section 3.01.           Board of Directors.

(a)                (i)  Voteco and the Company shall take all Necessary Action to cause the board of directors of the Company (the “Board of Directors”) to be comprised of 5 (five) directors, (i) 1 (one) of whom (the “Desert Rock Director”) shall be, subject to Section 3.01(c), designated by the Desert Rock Member, (ii) 2 (two) of whom (the “Starwood Directors”) shall be, subject to Section 3.01(c), designated by the Starwood  Member, (iii) one (1) of whom shall be, subject to Section 3.01(c), designated by the Strategic Value Partners Member (the “Strategic Value Partners Director”), and (iv) one (1) of whom shall be designated by holders representing a majority of the Class A Shares then outstanding (the “Class A Director”).  The Board of Directors may increase or decrease its size by resolution adopted by a majority of the full Board of Directors.  No person shall be appointed to or seated on the Board of Directors unless such person has obtained and holds all required Gaming Approvals.

(b)               Except as provided in Section 3.01(c), each of the Desert Rock Member, the Starwood Member, and the Strategic Value Partners Member shall have the sole right to remove and replace its respective designees with or without cause at any time, and holders representing a majority of the Class A Shares then outstanding shall have the sole right to remove and replace the Class A Director with or without cause at any time, and each such designee’s appointment as a director of the Board of Directors shall immediately terminate upon such removal; provided that all Stockholders shall take all Necessary Action as may be required to implement any such removal, replacement or termination.  If as a result of death, disability, retirement, resignation, removal (with or without cause) or

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otherwise, there shall exist or occur any vacancy on the Board of Directors, the Desert Rock Member, the Starwood Member, the Strategic Value Partners Member or holders representing a majority of the Class A Shares then outstanding, as the case may be, who are entitled to designate such director pursuant to this Section 3.01 shall designate another Person to be a director and all Stockholders shall take any Necessary Action as may be required to facilitate and implement such designation.

(c)                The right of the Desert Rock Member, Starwood Member or Strategic Value Partners Member, as the case may be, to designate director(s) as set forth in Section 3.01(a) above shall be subject to the following:

                                                                 (i)                        If Desert Rock Transfers Class B Shares (including a Related Voteco Interest) and holds less than 10% (ten percent) of the Class B Shares then outstanding or it and/or its Affiliate no longer holds all required Gaming Approvals, the Desert Rock Member shall no longer be entitled to designate any directors for appointment to the Board of Directors unless it later holds 10% (ten percent) or more of the Class B Shares then outstanding and it or its Affiliate hold all required Gaming Approvals in which case the Desert Rock Member shall once again be entitled to designate a total of 1 (one) director for appointment to the Board of Directors;

                                                               (ii)                        If Starwood Transfers Class B Shares (including a Related Voteco Interest) and holds less than 20% (twenty percent) but at least 10% (ten percent) of the Class B Shares then outstanding, the Starwood Member shall be entitled to designate only 1 (one) director for appointment to the Board of Directors (provided that the Starwood Member holds all required Gaming Approvals), unless it later holds at least 20% (Twenty percent) or more of the Class B Shares them outstanding in which case the Starwood Member shall once again be entitled to designate a total of 2 (two) directors for appointment to the Board of Directors;

                                                             (iii)                        If Starwood Transfers Class B Shares (including a Related Voteco Interest) and holds less than 10% (ten percent) of the Class B Shares then outstanding or it and/or its Affiliate no longer holds all required Gaming Approvals, the Starwood Member shall no longer be entitled to designate any directors for appointment to the Board of Directors, unless it later holds 10% (ten percent) or more of the Class B Shares then outstanding and it or its Affiliate hold all required Gaming Approvals in which case the Starwood Member shall once again be entitled to designate a total of 1 (one) director for appointment to the Board of Directors; and

                                                             (iv)                        If Strategic Value Partners Transfers Class B Shares (including a Related Voteco Interest) and holds less than 10% (ten percent) of the Class B Shares then outstanding or it and/or its Affiliate no longer holds all required Gaming Approvals, the Strategic Value Partners Member shall no longer be entitled to designate any directors for appointment to the Board of Directors, unless it later holds 10% (ten percent) or more of the Class B Shares then outstanding and it or its Affiliate hold all required Gaming Approvals in which case the Strategic Value Partners Member shall once again be entitled to designate a total of 1 (one) director for appointment to the Board of Directors.

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(d)               If the number of directors that Desert Rock Member, Starwood Member or Strategic Value Partners Member has the right to designate to the Board of Directors is decreased or eliminated pursuant to Section 3.01(c), then the Desert Rock Member, the Starwood Member or the Strategic Value Partners Member, as the case may be, shall immediately remove such director or directors, as the case may be, from the Board of Directors and the number of members of the Board of Directors shall be reduced accordingly.

(e)                For so long as a Voteco Member has the right to designate a director to the Board of Directors, such Voteco Member shall have the right to appoint at least (1) one representative to each committee of the Board of Directors of the Company (and any of its subsidiaries) as permitted by applicable laws and regulations.

(f)                The Company shall permit, and each holder of Class B Shares beneficially owning (together with its Affiliates), directly or indirectly, in the aggregate, at least ten percent (10%) of the Class B Shares then outstanding that does not hold all required Gaming Approvals, shall be entitled (together with its Affiliates) to appoint one (1) non-voting observer to attend meetings of the Board of Directors; provided that each such observer enters into a customary confidentiality agreement with the Company.  The Company shall provide each such observer advance notice of each meeting of the Board of Directors and its committees, including such meeting’s time and place, at the same time and in the same manner as such notice is provided to the members of the Board of Directors and shall provide each such observer with copies of all materials, including notices, minutes, consents and regularly compiled financial and operating data distributed to the members of the Board of Directors at the same time as such materials are distributed to the Board of Directors; provided that, the Board of Directors may exclude each such observer to the extent necessary to protect any legal privilege or in the event that the Board of Directors reasonably determines that the participation of such observer is likely to cause competitive or other business harm to the Company.  Each such holder of Class B Shares shall have the sole right to remove and replace its respective observer designees with or without cause at any time, and such designee’s appointment as an observer to the Board of Directors shall immediately terminate upon such removal.

(g)               (x) Any action and resolution by the Board of Directors shall require the affirmative vote of a majority of the full Board of Directors; provided, that any and all of the business and affairs of the Company shall be managed under the direction of the Board of Directors.  In addition to the powers and authorities granted hereunder specifically conferred upon the Board of Directors, authority and power to exercise all powers of the Company pursuant to this Agreement or otherwise and do all lawful acts and things as are not by applicable law, the Organizational Documents or this Agreement required to be exercised or done by the Stockholders or any of them is hereby expressly conferred upon the Board of Directors.  The Company shall commence or effectuate any Initial Public Offering only with the approval of the Board the Directors.  All actions that require the approval of the voting stockholders of the Company shall be adopted by a resolution of holders representing a majority of the Class A Shares then outstanding.

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(h)               Barry M. Sternlicht shall serve as initial chairman of the Board of Directors and shall serve on the inaugural Board of Directors.  The initial Desert Rock Director shall be Derek J. Stevens.  The initial Starwood Directors shall be Barry M. Sternlicht and Marcos Alvarado.  The initial Strategic Value Partner Director shall be Victor Khosla. The initial Class A Director shall be Andy Choy. The initial Chief Executive Officer of the Company shall be Andy Choy.  The officers of the Company, including but not limited to the Chief Executive Officer, shall be appointed by a majority of the full Board of Directors.

(i)                 Without limiting the generality of Section 6.14, the Company, Voteco, and each other Stockholder shall take all Necessary Action to cause the Board of Directors to be constituted as provided in this Article III.  Notwithstanding anything that may be permitted pursuant to the Organizational Documents, no Person shall take any action with respect to the Company or any of its subsidiaries that would be inconsistent with the provisions of this Agreement.

(j)                 The Company shall reimburse the members of the Board of Directors for all reasonable out-of-pocket expenses incurred in connection with their service on the Board of Directors including attendance at meetings of the Board of Directors and any committees thereof, including without limitation travel, lodging and meal expenses.

(k)               The Company shall obtain and at all times maintain director and officer indemnity insurance on terms approved by the Board of Directors.

(l)                 Conflicts; Standard of Care; Indemnification of Directors.

                                                                 (i)                        Subject to any express agreement that may from time to time be in effect, (x) any director of the Company who is also an officer, director, employee, managing director or other Affiliate of either Starwood,  Desert Rock or Strategic Value Partners or any other stockholder who holds a membership interest in Riviera Voteco, L.L.C. (“Voteco Holder”) or any of their respective Affiliates (collectively, the “Stockholders’ Directors”) may, and shall have no duty not to, (i) carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or stockholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company, (ii) do business with any client, customer, vendor or lessor of any of the Company or its affiliates, and (iii) make investments in any kind of property in which the Company may make investments.  To the fullest extent permitted by the Nevada Revised Statutes, the Company hereby renounces any interest or expectancy of the Company to participate in any business of the Stockholders’ Directors, waives any claim against them and shall indemnify the Stockholders’ Directors against any claim that any such Stockholders’ Director is liable to the Company or its

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stockholders for breach of any fiduciary duty solely by reason of such person’s or entity’s participation in any such business.

                                                               (ii)                        In the event that a Stockholders’ Director acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Stockholders’ Director, in his or her Starwood-related capacity or Desert Rock-related capacity or Strategic Value Partners capacity or Voteco Holder capacity, as the case may be and (y) the Company, the Stockholders’ Director shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company.  To the fullest extent permitted by the Nevada Revised Statutes, the Company hereby renounces any interest or expectancy of the Company in such corporate opportunity and waives any claim against each Stockholders’ Director and shall indemnify a Stockholders’ Director against any claim, that such director is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Stockholders’ Director (i) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate, (ii) directs, recommends, sells, assigns, or otherwise transfers such corporate opportunity to another person, or (iii) does not communicate information regarding such corporate opportunity to the Company; provided, however, in each case, that any corporate opportunity which is expressly offered to a director in writing solely in his or her capacity as an officer or director of the Company shall belong to the Company.

                                                             (iii)                        No director of the Company shall have any personal liability whatsoever to the Company or any of the Stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability thereof is not permitted under applicable law as the same exists or may hereafter be amended.  Any repeal or modification of the foregoing sentence shall not adversely effect any right or protection of a director of the Company existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                                             (iv)                        The Company shall indemnify and hold harmless each director and the affiliates of any director (each an “Indemnified Person”) against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in defense of or in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time incur or become subject to or liable for by reason of the operation or termination of the Company, or the Indemnified Person’s acting or alleged action in a capacity of a director of the Company under this Agreement and the Organizational Documents, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of the Company (including indemnification against negligence, gross negligence or breach of duty) to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment).  The indemnities hereunder shall survive termination of this Agreement or the Company.  Each Indemnified Person shall have a claim against the property and assets of the Company for payment of any indemnity amounts from time to time due hereunder, which amounts shall be paid or properly reserved for prior to the making of distributions by the Company to holders of Class B Shares.  Costs and expenses that are subject to indemnification hereunder shall, at the request of any Indemnified Person, be advanced by the Company to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided the Company with a written undertaking to reimburse the Company for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification hereunder.

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                                                               (v)                        The contract rights to indemnification and to the advancement of expenses conferred in this Section 3.01(l) shall not be exclusive of any other right that any person may have or hereafter acquire under the Organizational Documents, any statute, agreement, vote of the directors or otherwise.

                                                             (vi)                        Notwithstanding the foregoing provisions of this Section 3.01(l), the Company shall indemnify an Indemnified Person in connection with a proceeding (or part thereof) initiated by such Indemnified Person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company; provided, however, that an Indemnified Person shall be entitled to reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Indemnified Person to enforce his or her right to indemnity or advancement of expenses under the provisions of this Section 3.01(l) to the extent the Indemnified Person is successful on the merits in such proceeding (or part thereof).

                                                           (vii)                        Any person or entity purchasing or otherwise acquiring any interest in any Company Shares shall be deemed to have notice of and to have consented to the provisions of this Section 3.01(l).

Section 3.02.           Class B Shares Consent Rights.  Without limiting the generality of Section 3.01(g), the holders of Class A Shares shall be entitled to vote on all matters expressly required to be voted on by the stockholders of the Company and the holders of the Class B Shares shall have no right to vote on any matter to be voted on by the stockholders of the Company (including, without limitation, any election, removal and replacement of the directors of the Company) and the Class B Shares shall not be included in determining the number of shares voting or entitled to vote on such matters, except that with respect to the following actions by the Company the written consent of holders representing a majority of the Class B Shares then outstanding shall be required:

                                                   (i)       Any reclassification, recapitalization, stock split, reverse stock split, stock dividend, exchange or other change with respect to Class B Shares; the creation of any new class of equity security of the Company; the issuance, repurchase, redemption or other retirement for value of Class B Shares or securities exchangeable or exercisable for, or convertible into, Class B Shares, and the amendment of the rights, preferences or privileges provided to any Class B Shares; (other than (A) intra-company issuances and repurchases among the Company and its wholly owned subsidiaries, (B) issuances pursuant to equity compensation plans approved by the Board of Directors providing for an aggregate amount of Company Shares not in excess of 10% (ten percent) of Company Shares outstanding as of the date hereof and (C) repurchases of equity securities held by members of management of the Company and its subsidiaries made in the ordinary course in connection with the termination of employment);

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                                                 (ii)       entering into any agreement that would cause any of the Stockholders to become personally liable for the debts or other liabilities of the Company or any of its subsidiaries; or

                                               (iii)       making, revoking, amending or changing any material tax election in a way that would have a material adverse effect on the Company or the holders of the Class B Shares.

Section 3.03.           Information Rights. The Company shall (i) deliver to each holder of Class B Shares as soon as reasonably practical after the close of each fiscal quarter or Fiscal Year (but no later than the date on which such financial information is required to be delivered pursuant to Section 5.1 of the Series A Credit Agreement, dated as of April 1, 2011 to the Lenders (as defined therein)), to the SEC or to an applicable Gaming Authority) quarterly unaudited financial statements and annual audited financial reports that would comply with the requirements of the Exchange Act,  (ii) upon reasonable notice by a holder of Class B Shares beneficially owning (together with its Affiliates), directly or indirectly, in the aggregate, more than ten percent (10%) of the Class B Shares then outstanding, make reasonably available during normal business hours at the principal executive office of the Company for inspection by such holder the Company’s business plans and consolidated budgets, and (iii) cause the Company’s executive officers to make themselves reasonably available quarterly to each holder of Class B Shares beneficially owning (together with its Affiliates), directly or indirectly, in the aggregate, more than ten percent (10%) of the Class B Shares then outstanding (it being understood that such officers need not meet with each such holder individually but may have one meeting with all such holders) to discuss the business and affairs of the Company; provided, in each case, that the provision of such information and availability of such Persons does not unreasonably disrupt the business and affairs of the Company and the information provided shall be deemed Confidential Information and is kept confidential pursuant to Section 6.03.

Article IV

TRANSFERS OF SHARES; PREEMPTIVE RIGHTS; REPURCHASES AND DISTRIBUTIONS

Section 4.01.           Limitations on Transfer.  (a) Notwithstanding anything to the contrary herein and subject to Section 4.05 and Section 4.06, a Stockholder shall not Transfer its Company Shares to any Person unless and until it shall have received written notice from Voteco that, in the reasonable judgment of Voteco, such Transferee (i) is not an actual or potential competitor of the Company, (ii) does not have interests that are adverse to the interests of the Company, and (iii) does not hold more than 5% (five percent) direct or indirect ownership

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interest in any such actual or potential competitor or adverse entity.  In addition, notwithstanding anything to contrary herein, no Stockholder may Transfer any Company Shares or any other rights under this Agreement at any time unless the Company is reasonably satisfied that such Transfer would not:

                                                   (i)       violate the Securities Act, or any federal or state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Company Shares;

                                                 (ii)       cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time;

                                               (iii)       be a non-exempt “prohibited transaction” under ERISA or the Code or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code; or

                                               (iv)       violate any applicable Regulatory Laws;

provided that subject to applicable Gaming Laws and the receipt of all required Gaming Approvals, each such permitted Transferee of any Stockholder to which Company Shares are Transferred shall, and such Stockholder shall cause such permitted Transferee to, Transfer back to such Stockholder (or to another permitted Transferee of such Stockholder) any Company Shares it owns if such permitted Transferee ceases to be a permitted Transferee of such Stockholder.  Any purported Transfer of Company Shares other than in accordance with this Agreement shall be null and void ab initio, and the Company shall refuse to recognize any such Transfer for any purpose and shall not reflect in its records any change in record ownership of Company Shares pursuant to any such Transfer; provided, however, that the provisions of this Section 4.01(a) shall not apply to Transfers of Class B Shares made by a Drag-Along Seller or a Drag-Along Stockholder pursuant to, or consequent upon, the exercise of the drag-along rights set forth in Section 4.04.

(b)               Any Stockholder that proposes to Transfer Company Shares in accordance with the terms and conditions hereof shall be responsible for any reasonable expenses incurred by the Company in connection with such Transfer, and all expenses incurred by such Stockholder in connection with obtaining required Gaming Approvals.

(c)                Each certificate evidencing the Company Shares shall bear the following restrictive legends, either as an endorsement or on the face thereof:

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A STOCKHOLDERS AGREEMENT, DATED AS OF APRIL 1, 2011, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE.  NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

THE SALE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OF THIS SECURITY IS INEFFECTIVE UNLESS APPROVED IN ADVANCE BY THE NEVADA GAMING COMMISSION (THE “COMMISSION”).  IF AT ANY TIME THE COMMISSION FINDS THAT AN OWNER OF THIS SECURITY IS UNSUITABLE TO CONTINUE TO HOLD AN INTEREST IN THIS CORPORATION OR TO HAVE INVOLVEMENT IN GAMING IN THIS STATE, SUCH OWNER MUST DISPOSE OF SUCH SECURITY AS PROVIDED BY THE GAMING LAWS OF THE STATE OF NEVADA AND THE REGULATIONS PROMULGATED THEREUNDER.  SUCH GAMING LAWS AND REGULATIONS RESTRICT THE RIGHT UNDER CERTAIN CIRCUMSTANCES OF THE OWNER (A) TO RECEIVE ANY DIVIDEND OR INTEREST OR ANY PAYMENT OR DISTRIBUTION OF ANY KIND UPON SUCH SECURITY; (B) TO EXERCISE DIRECTLY OR THROUGH ANY PROXY, TRUSTEE OR NOMINEE ANY VOTING RIGHT CONFERRED BY SUCH SECURITY; OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE CORPORATION OR ANY OTHER COMPANY HOLDING A GAMING LICENSE FOR SERVICES RENDERED OR OTHERWISE.

(d)               In the event that the restrictive legends set forth in Section 4.01(c) have ceased to be applicable, the Company shall provide any Stockholder, or their respective Transferees, at their request, without any expense to such persons (other than applicable transfer taxes and similar governmental charges, if any), with new certificates for such securities of like tenor not bearing the legends with respect to which the restriction has ceased and terminated.

Section 4.02.           Tag-Along Rights.  (a)  Prior to an Initial Public Offering, if any holder or group of holders of Class B Shares that holds 25% (twenty-five percent) or less of the Class B Shares then outstanding proposes to Transfer more than 50% (fifty percent) in the aggregate of the Class B Shares held by such holder or group of holders as of such time, or any holder or group of holders of Class B Shares that holds more than 25% (twenty-five percent) of the Class B Shares then outstanding (either such Transferring Stockholders, the “Transferring Stockholder”) proposes to Transfer more than 10% (ten percent) in the aggregate of the Class B Shares held by such holder or group of holders as of such time, in either case, directly or indirectly, to one or more third parties (each such proposed Transferee, the “Proposed Transferee”) (provided that any such Transfers shall be coupled with a Transfer of the related percentage pursuant to Section 4.06 of membership interest in Voteco or warrants exercisable for membership interests in Voteco each, the “Related Voteco Interest”) (each such proposed Transfer, a “Tag-Along Transfer”), then the Transferring Stockholder and each other holder of Class B Shares shall have the right to participate in the Tag-Along Transfer by Transferring up to its pro rata portion of Class B Shares and its Related Voteco Interest to the Proposed Transferee on the same terms and conditions as those proposed by the Transferring Stockholder (including, without limitation, price, time of payment and form of consideration) (each such participating Stockholder, other than the Transferring Stockholder, the “Tagging Stockholder”); provided, however, that the tag-along arrangements provided by this Section 4.02, including all rights and obligations, shall apply to Transfers of 5% (five percent) or more of the Class B Shares then outstanding in one transaction or more.

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(b)               The Transferring Stockholder shall give written notice (a “Tag-Along Notice”) to each holder of Class B Shares of a Tag-Along Transfer, setting forth the number and class(es) of Company Shares proposed to be so Transferred, the proposed amount and form of consideration and other material terms and conditions of payment offered by the Proposed Transferee.  The Transferring Stockholder shall deliver or cause to be delivered to each other holder of Class B Shares copies of all transaction documents relating to the Tag-Along Transfer promptly as such documents become available.  The tag-along rights provided by this Section 4.02 must be exercised by a Stockholder by delivery of an irrevocable written notice to the Transferring Stockholder within a period of 20 (twenty) days from the date of mailing of the Tag-Along Notice, specifying the number, up to its pro rata portion, of its Class B Shares and its Related Voteco Interest that it wishes to include in the Tag-Along Transfer.  If the Proposed Transferee fails to purchase all the Class B Shares and Related Voteco Interests proposed to be Transferred by the Transferring Stockholder and the Tagging Stockholders, then the number of Class B Shares and Related Voteco Interests that each such Stockholder is permitted to sell in such Tag-Along Transfer shall be reduced pro rata based on the number of Class B Shares proposed to be Transferred by such Stockholder relative to the aggregate number of Class B Shares proposed to be Transferred by all Stockholders participating in such Tag-Along Transfer and by any employee stockholders of the Company exercising “tag along” rights.  The Transferring Stockholder shall have a period of sixty (60) days following the expiration of the 20 (twenty)-day period mentioned above to sell all the Class B Shares and Related Voteco Interests agreed to be purchased by the Proposed Transferee on the terms specified in the notice required by the first sentence of this Section 4.02(b).

(c)                Any Transfer of Class B Shares and Related Voteco Interests by a Tagging Stockholder to a Proposed Transferee pursuant to this Section 4.02 shall be on the same terms and conditions (including, without limitation, price, time of payment and form of consideration) as to be paid to the Transferring Stockholder; provided that, in order to be entitled to exercise its tag-along right pursuant to this Section 4.02, each Tagging Stockholder must make to the Proposed Transferee the same representations, warranties, covenants, indemnities and agreements, as those made by the Transferring Stockholder in connection with the Tag-Along Transfer (other than any non-competition, non-solicitation or similar agreements or covenants that would bind the Tagging Stockholder, its Affiliates or any of their respective portfolio companies), and agree to the same conditions to the Proposed Transferee as the Transferring Stockholder agrees, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by the Transferring Stockholder and each Tagging Stockholder severally and not jointly and that the aggregate amount of the liability of the Tagging Stockholder shall not exceed,

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except with respect to individual representations, warranties, covenants, indemnities and other agreements of the Tagging Stockholder as to the unencumbered title to its Company Shares and the power, authority and legal right to Transfer such Company Shares, such Tagging Stockholder’s proratashare of any such liability to be determined in accordance with such Tagging Stockholder’s portion of the total number of Company Shares included in such Transfer; providedthat, in any event, the amount of liability of any Tagging Stockholder shall not exceed the aggregate proceeds such Tagging Stockholder received in connection with such Transfer.  Each Tagging Stockholder shall be responsible for its proportionate share of the costs of the Proposed Transfer to the extent not paid or reimbursed by the Proposed Transferee or the Company.

(d)               Notwithstanding the foregoing, this Section 4.02 shall not apply to Transfers (i) among holders of Class B Shares (or their Affiliates) or (ii) by a holder of Class B Shares to any of its controlled Affiliates.

Section 4.03.           Drag-Along Sale with Right of First Offer.  (a) If at any time after the date hereof, any holder or group of holders of Class B Shares desires to Transfer 50% (fifty percent) or more in the aggregate of the Class B Shares then outstanding (provided that any such Transfer shall be coupled with a Transfer of the Related Voteco Interest) (each such holder of group of holders of Class B Shares, the “Drag-Along Seller”) to a third party that is not an Affiliate of such Drag-Along Seller (such third party, the “Drag-Along Buyer” and each such Transfer, a “Drag-Along Transfer”), such Drag-Along Seller may compel all other holders of Class B Shares (each a “Drag-Along Stockholder”) to Transfer their pro rata portion of Class B Shares and Related Voteco Interests in a Drag-Along Transfer pursuant to Section 4.04, provided that the Drag-Along Seller shall first give to each Drag-Along Stockholder notice thereof (an “Offer Notice”), which Offer Notice shall specify the number of Class B Shares (and Related Voteco Interest) such Drag-Along Seller wishes to Transfer, the proposed price (which shall be only in the form of cash consideration) and any other material terms and conditions upon which it proposes to make the Drag-Along Transfer.

(b)               Within 30 (thirty) days of receipt of an Offer Notice (the “Exercise Period”), the Drag-Along Stockholders (or any subset thereof) shall have the right to elect to purchase (or to cause one or more of their respective Affiliates or designees to purchase) all (but not a portion) of such Drag-Along Seller’s Class B Shares on the terms and conditions set forth in the Offer Notice by delivering to the Drag-Along Seller a written notice within the Exercise Period (the “ROFO Election”) indicating the exercise of such right, on the terms (including the per Class B Share price) set forth in the Offer Notice (the “ROFO Sale”).  The Drag-Along Stockholders electing to purchase the Drag-Along Seller’s Class B Shares and Related Voteco Interests must, within 90 (ninety) calendar days after making the ROFO Election, consummate the ROFO Sale on the terms set forth in the Offer Notice.

(c)                Each Drag-Along Stockholder shall purchase its pro rata portion of the Class B Shares proposed to be sold, unless the Drag-Along Stockholders otherwise agree on the allocation of the purchase of all of such Class B Shares offered pursuant to the Offer Notice.

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(d)               If the Drag-Along Stockholders do not elect to purchase all of the Drag-Along Seller’s Class B Shares and Related Voteco Interests or cannot consummate the ROFO Sale with respect to all such Class B Shares in the allotted time pursuant to this Section 4.03 (whether because they fail to obtain any required Gaming Approvals or otherwise), the Drag-Along Seller shall have a period of 270 (two hundred and seventy) days following the expiration of the 30 (thirty)-day election period or the 90 (ninety)-day consummation period, as applicable, to consummate a Drag-Along Transfer (provided that such period shall be extended until 3 (three) business days following receipt of all required Gaming Approvals if such Drag-Along Transfer cannot be consummated earlier solely because all required Gaming Approvals have not been received), in each case upon terms not materially more favorable to the offeree (including at a price that is no less than 95% of the price specified in the Offer Notice) than those specified in the Offer Notice.  If the Drag-Along Seller does not consummate a Drag-Along Transfer within such period, the rights provided hereunder shall be deemed to be revived and a Drag-Along Transfer shall not be entered into unless first reoffered to the Drag-Along Stockholders in accordance with this Section 4.03.

(e)                In connection with the ROFO Sale of a Stockholder’s Class B Shares pursuant to this Section 4.03, the Drag-Along Seller shall only be required to represent and warrant as to its authority to sell, the enforceability of agreements against such Stockholder, that the Class B Shares to be transferred are free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Agreement and pursuant to applicable federal, state and foreign securities laws), that it is the record and beneficial owner of such Class B Shares and that it has obtained or made all necessary consents, approvals, filings and notices from governmental authorities or third parties to consummate the ROFO Sale.

(f)                For the avoidance of doubt, the provisions of this Section 4.03 shall not apply to Transfers of Class B Shares (i) made pursuant to the exercise of the tag-along rights set forth in Section 4.02, (ii) made pursuant to a registered public offering, (iii) among holders of Class B Shares (or their Affiliates) or (iv) by a holder of Class B Shares to any of its Affiliates.

Section 4.04.           Drag-Along Rights.  (a)  If at any time after the date hereof any Drag-Along Seller desires to enter into a Drag-Along Transfer to a Drag-Along Buyer, then subject to compliance with Section 4.03, the Drag-Along Seller may compel the Drag-Along Stockholders to Transfer their pro rata portions of Class B Shares and Related Voteco Interests in the Drag-Along Transfer on the same terms and conditions as the Drag-Along Seller.

(b)               The Drag-Along Seller shall promptly give written notice (a “Drag-Along Notice”) to the Drag-Along Stockholders not later than five (5) Business Days prior to the consummation of the Drag-Along Transfer of any election by the Drag-Along Seller to exercise its drag-along rights under this Section 4.03, setting forth, the total number of Class B Shares and Related Voteco Interests proposed to be Transferred by the Drag-Along Seller, the proposed amount of consideration (which shall be only in the form of cash consideration and can be at a price that is no less than 95% of the price specified in the Offer Notice) for such Company Shares and all other material terms and conditions of the

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Drag-Along Transfer.  The Drag-Along Notice shall also specify each Drag-Along Stockholder’s pro rata portion of the Company Shares to be Transferred and the estimated amount of the proceeds to be received by such Drag-Along Stockholder by the Company upon completion of the Drag-Along Transfer.  Each Drag-Along Stockholder must make to the Drag-Along Buyer the same representations, warranties, covenants, indemnities and agreements as those made by the Drag-Along Seller in connection with the Drag-Along Transfer (other than any non-competition, non-solicitation or similar agreements or covenants that would bind the Drag-Along Stockholder, its Affiliates or any of their respective portfolio companies), and enter into agreements containing the same conditions to the Drag-Along Buyer as the Drag-Along Seller agrees, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by the Drag-Along Seller and each Drag-Along Stockholder severally and not jointly and that the aggregate amount of the liability of the Drag-Along Stockholder shall not exceed, except with respect to individual representations, warranties, covenants, indemnities and other agreements of the Drag-Along Stockholder as to the unencumbered title to its Company Shares and the power, authority and legal right to Transfer such Company Shares, such Drag-Along Stockholder’s proratashare of any such liability to be determined in accordance with such Drag-Along Stockholder’s portion of the total number of Company Shares included in such Transfer; providedthat, in any event, the amount of liability of any Drag-Along Stockholder shall not exceed the aggregate proceeds such Drag-Along Stockholder received in connection with such Transfer.  Each Drag-Along Stockholder shall be responsible for its proportionate share of the costs of the Proposed Transfer to the extent not paid or reimbursed by the Drag-Along Buyer or the Company.

(c)                In the event that any such Transfer is structured as a merger, consolidation, sale of assets or similar business combination or transaction, each Drag-Along Stockholder agrees to (i) in case of any stockholder vote, vote in favor of the transaction, (ii) take such other Necessary Action as may be required to effect such transaction (subject to Section 4.04(b)) and (iii) take all action to waive any dissenter’s, appraisal or other similar rights with respect thereto, if any (provided that the Drag-Along Seller shall be entitled and are hereby authorized to structure the Transfer in a manner that would eliminate any such rights with respect thereto).

(d)               The provisions of this Section 4.03 shall not apply to Transfers (i) among holders of Class B Shares (or their Affiliates) or (ii) by a holder of Class B Shares to any of its Affiliates.

Section 4.05.           Transfer of Class B Shares.  Any Transfer or proposal to Transfer by any of the Stockholders of any Class B Shares held by it or by any of its Affiliates shall be permitted only if coupled by a Transfer of the Related Voteco Interest held by it or by any of its Affiliates; provided that any such Transfer or proposed Transfer of Class B Shares shall be subject to Section 4.01(a)(iv) with respect to the Transferred or proposed to be Transferred membership interest or warrant exercisable for a membership interest in Voteco; provided, that any such Transfer or proposed Transfer of Class B Shares by a Stockholder that is not coupled by a Transfer of the Related Voteco Interest shall be null and void ab initio with no force and effect, unless, in the case of a membership interest in Voteco and subject to the receipt of all required Gaming Approvals, such Stockholder is not the sole member of Voteco and chooses to effect the concurrent conversion of such percentage of its membership interests into a Warrant (as defined and contemplated by Section 3.01 of the Limited Liability Company Operating Agreement of Voteco (“Voteco LLC Agreement”), dated as of  April 1, 2011) and Voteco shall reflect in its records the conversion of such membership interest for a Warrant.

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Section 4.06.           Rights and Obligations of Transferees.  Any Transferee of Company Shares shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering such agreements, documents or instruments as may be necessary, in the reasonable opinion of the Board of Directors, to make such Person a party thereto.

Section 4.07.           Preemptive Rights.  (a) If, subject to Section 4.07(d), at any time after the date hereof, the Company or any of subsidiaries proposes to issue additional Company Shares, any warrants, options or other rights to acquire Company Shares, debt securities that are convertible into Company Shares or to any other equity securities of the Company or its subsidiaries or any other equity securities of the Company or its subsidiaries (other than any such issuance by any subsidiary of the Company to the Company or any of its wholly-owned subsidiaries or their wholly-owned subsidiaries) (the “Participation Securities”), the Company shall provide written notice to each holder of Class B Shares or Class B warrants of such anticipated issuance as reasonably practical but no later than 10 (ten) days (unless such advanced notice is not practical, in which case, a notice shall be provided as promptly as possible) prior to the anticipated issuance date.  Such notice shall set forth the principal terms and conditions of the issuance, including the proposed purchase price for the new Participation Securities, and the pro rata portion of such new Participation Securities which the Stockholder to which the notice is directed may purchase in connection with such issuance.  Each Stockholder shall have the right to purchase up to its pro rata portion of such new Participation Securities (which in the case of an issuance of Participation Securities by a controlled Affiliate of the Company will be determined on a “look-through” basis) at the price (including for no less cash) and on the terms and conditions specified in the Company’s notice by delivering an irrevocable written notice to the Company no later than 10 (ten) days from the date such notice is delivered to such Stockholder, at the price and upon the terms specified in such notice, by delivering an irrevocable written notice to the Company setting out the number of new Participation Securities with respect to which such right is exercised.  Such notice shall also include the maximum number of new Participation Securities the Stockholder would be willing to purchase in the event any other Stockholder elects to purchase less than its pro rata portion of such Participation Securities.

(b)               In the event Stockholders do not purchase all such new Participation Securities in accordance with the procedures set forth in Section 4.07(a), the Company shall have 90 (ninety) days after the expiration of the 10 (ten)-day period to sell to other Persons (including other Stockholders) the remaining new Participation Securities at the price and on the terms and conditions specified in the Company’s notice to the Stockholders pursuant to Section 4.07(a).  If the Company fails to sell such Participation Securities at the price and on the terms and conditions specified in the Company’s notice to the Stockholders pursuant to Section 4.07(a) within 90 (ninety) days of the anticipated issuance date provided in the notice given to Stockholders pursuant to Section 4.07(a), then the Company shall not thereafter issue or sell any Participation Securities without first offering such Participation Securities to the Stockholders in the manner provided in Section 4.07(a); provided that

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Company shall have the right to issue or sell the remaining unsold Participation Securities to the Stockholders which have acquired a portion of the sold Participating Securities within an additional period of 30 (thirty) days without first reoffering such Participation Securities to all Stockholders in the manner provided in Section 4.07(a).

(c)                If any Stockholder does not deliver a notice of election within the 10 (ten)-day period described in the third sentence of Section 4.07(a), then such Stockholder shall be deemed to have irrevocably waived any and all rights under this Section 4.07 with respect to the purchase of such Participation Securities (but, for the avoidance of doubt, not with respect to future issuances in accordance with this Section 4.07).

(d)               Any exercise of the rights described in this Section 4.07 by a holder of Class B Shares shall be permitted only if coupled by an exercise by such holder of the same rights with respect to the Related Voteco Interest (including any warrants exercisable for membership interests in Voteco) held by it or by any of its Affiliates, if any.

(e)                Notwithstanding the foregoing, this Section 4.07 shall not apply to any issuance of Company Shares that is made pursuant to the Plan or (x) is approved by the Board of Directors and (y) is made (A) to a Strategic Partner, (B) as consideration in any business acquisition by the Company, whether by merger consolidation, purchase of assets or similar transaction, (C) upon conversion or exercise of any other equity securities of the Company or any of its controlled subsidiaries (including warrants exercisable for membership interests in Voteco or Class B Shares), (D) in the event of any subdivision of the issued and outstanding Interests into a greater number of interests, or (E) to employees or consultants of the Company pursuant to any employee stock plan or other employee benefit plan arrangement or consultancy compensation arrangement.

Section 4.08.           Distributions; Repurchases.  If, and as often as, any distributions with respect to Class B Shares are made by way of cash dividend or non-cash dividend (stock split or stock dividend), each such distribution shall be made, as may be required, so that it is made pro rata to and among all holders of Class B Shares.  If, and as often as, the Company shall propose to repurchase any Class B Shares, each such repurchase, except with the approval of a majority of the Board of Directors, shall be offered to all holders of Class B Shares according to their respective pro rata shares to be determined in accordance with each such holder’s portion of the total number of Class B Shares.

Section 4.09.           Pledge of Class B Shares.  The mere pledge of Class B Shares by a holder of such shares as collateral to any institutional lender in connection with any financing shall not be deemed a Transfer for purposes of Sections 4.03, 4.04 and 4.05, provided that in the case of foreclosure of such pledge, such foreclosure and any other Transfer of such Class B Shares shall be deemed a Transfer and shall be subject to the provisions of Sections 4.03, 4.04 and 4.05; provided, however, that such arrangement does not interfere with the administration and implementation of this Agreement.

Section 4.10.           Gaming Laws Restrictions on Transfer.   No Transfer of any security under this Article IV or any other Article of this Agreement may be made, and no Class A Shares or Class B Shares issued, except in compliance with all applicable Gaming Laws and following receipt of all required Gaming Approvals.

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Article V

REGISTRATION RIGHTS

Section 5.01.           Demand Registration.

(a)                Demand by the Stockholders.  If, after the Effectiveness Date, there is no currently effective Shelf Registration Statement on file with the SEC, then a Stockholder beneficially owning (together with its Affiliates), directly or indirectly, in the aggregate, more than 5% (five percent) of the Registrable Securities outstanding as of the date hereof (a “Demand Rightholder”) may make a written request to the Company for Registration of at least 5% (five percent) of the Registrable Securities outstanding as of such date held by such Demand Rightholder (a “Demanding Stockholder”) (i) on Form S-1 or any similar long-form registration statement (a “Long-Form Registration”) or (ii) on Form S-3 or any similar short-form registration statement (a “Short-Form Registration Statement”) if the Company is qualified to use such short form.  Any such requested Long-Form Registration or Short-Form Registration shall hereinafter be referred to as a “Demand Registration.”  Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be Registered and the intended methods of disposition thereof.  Within (i) ninety (90) days in the case of a request for a Long-Form Registration or (ii) thirty (30) days in the case of a request for a Short-Form Registration, the Company shall file a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”), and shall use its commercially reasonable efforts cause such Demand Registration Statement to be declared effective (under both (x) the Securities Act and (y) the “Blue Sky” laws of such jurisdictions as any Participating Stockholder or underwriter, if any, reasonably requests) as promptly as reasonably practical.

(b)               Limitation on Demand Registrations.  Each Demand Rightholder shall have the right to request up to three (3) Demand Registrations; provided, however, that a Stockholder who, together with its Affiliates, beneficially owns more 25% (twenty-five percent) or more of the Registrable Securities outstanding as of the date hereof shall not be subject to such limitation on Demand Registrations.  Notwithstanding the foregoing, (i) each Demand Rightholder may request no more than one (1) Demand Registration in any six (6)-month period and (ii) in no event shall the Company be required to effect more than 3 (three) Demand Registrations in any twelve (12)-month period.

(c)                Demand Withdrawal.  A Demanding Stockholder and any other Stockholder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 5.1(e) may withdraw all or any portion of its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement.  Upon receipt of a notice to such effect from the Demanding Stockholder with respect to all of its Registrable Securities, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement (unless any other Stockholder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 5.1(e) would like the company to continue such

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efforts) and such Registration nonetheless shall be deemed a Demand Registration with respect to such Demanding Stockholder for purposes of Section 5.01(b) unless (i) the withdrawing Demanding Stockholder shall have paid or reimbursed the Company for its proratashare of all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the Registration of such Demanding Stockholder’s withdrawn Registrable Securities (based on the number of securities the Demanding Stockholder sought to Register, as compared to the total number of securities included on such Demand Registration Statement) or (ii) the withdrawal is made following the occurrence of a Material Adverse Change or because the Registration would require the Company to make an Adverse Disclosure.  In addition, if the Company receives a Demand Registration and the Company is then in the process of preparing to engage in a Company Public Sale, the Company shall inform the Demanding Stockholder of the Company’s intention to engage in a Company Public Sale and may require the Demanding Stockholder to withdraw such Registration Request for a period of up to 120 (one hundred twenty) days so that the Company may complete the Company Public Sale.  In the event that the Company ceases to pursue such Company Public Sale, it shall promptly inform the Demanding Stockholder and the Demanding Stockholder shall be permitted to submit a new Registration Request.  The foregoing shall be without prejudice to any rights of the Demanding Stockholder pursuant to this Section 5.01.

(d)               Effective Registration.  The Company shall be deemed to have effected a Demand Registration if the Demand Registration Statement is declared effective by the SEC and remains effective for not less than one hundred eighty (180) days (or such shorter period as shall terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn) or, if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”).  No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Demanding Stockholder.  The Company shall use its reasonable best efforts to keep any Registration Statement filed in response to a Registration Request effective for as long as is necessary for the Demanding Stockholder to dispose of the covered securities.

(e)                Delay in Filing; Suspension of Registration.  If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Stockholders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension or Shelf Suspension for a period exceeding 75 (seventy-five) days on any one occasion or 150 (one hundred and fifty) days during any 12 (twelve)-month period.  In the case of a Demand Suspension, the Stockholders shall suspend use of the applicable

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Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities upon receipt of the notice referred to above.  The Company shall promptly notify the Stockholders upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Stockholders such numbers of copies of the Prospectus as so amended or supplemented as the Stockholders may reasonably request.  The Company shall supplement or make amendments to the Demand Registration Statement if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Demanding Stockholder.

(f)                Underwritten Offering.  If a Demanding Stockholder so requests in connection with an offering with estimated minimum gross proceeds of at least $20,000,000 (twenty million), an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering, and such Demanding Stockholder shall have the right to select the managing underwriter or underwriters to administer the offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company.

(g)               Priority in the Case of Underwriter Cutbacks.  If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the Demanding Stockholder(s)), advise the Board of Directors in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration shall be allocated, (i) first, pro rata among the Stockholders (including the Demanding Stockholder(s)) that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such Stockholder (provided that any securities thereby allocated to a Stockholder that exceed such Stockholder’s request shall be reallocated among the remaining requesting Stockholders in like manner) and (ii) next, and only if all the securities referred to in clause (i) have been included, the number of securities that the Company proposes to include in such Registration that, in each case, in the opinion of the managing underwriter or underwriters (or the Demanding Stockholder(s), as the case may be) can be sold without having such adverse effect.

(h)               In the event any Stockholder requests to participate in a Demand Registration pursuant to this Section 5.01 in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for resale by such partners or members, if requested by the Stockholder.

Section 5.02.           Shelf Registration.

(a)                Filing.  After the Effectiveness Date, following a request as may be made from time to time by one or more Demand Rightholders, the Company shall file with

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the SEC a Shelf Registration Statement relating to the offer and sale by Stockholders of the number of Registrable Securities specified in the requests of the Demand Rightholders pursuant to this Section 5.02 and the other Stockholders pursuant to Section 5.02(c) in accordance with the methods of distribution elected by the participating Demand Rightholder(s) and set forth in the Shelf Registration Statement.  The Company shall use commercially reasonable efforts to file and cause to be declared effective such Shelf Registration Statement within 60 (sixty) days following such a request.  If a Demand Rightholder makes a request pursuant to this Section 5.02(a) to file a Shelf Registration Statement and any other Demand Rightholder did not join in such request, then the Company shall promptly (and, in any event, within five (5) Business Days) notify such other Demand Rightholder(s).  No later than ten (10) Business Days after the receipt of the initial request to file a Shelf Registration Statement pursuant to this Section 5.02(a), each Demand Rightholder shall notify the Company in writing of the number of its Registrable Securities (if any) that such Demand Rightholder is requesting to be Registered on such Shelf Registration Statement.  At any time prior to or after the filing of a Shelf Registration Statement, any Demand Rightholder may request that the number of its Registrable Securities (if any) previously requested to be Registered on such Shelf Registration Statement be increased to a larger number of its Registrable Securities and the Company shall thereafter use its reasonable best efforts to effect such increase for such Shelf Registration Statement as promptly as practicable thereafter.  The aggregate number of Registrable Securities that the Demand Rightholder(s) request to be so Registered on such Shelf Registration Statement (as increased from time to time at the election of any Demand Rightholder pursuant to the immediately foregoing sentence) shall be referred to in this Section 5.02 as the “Demand Rightholder Shelf Registration Amount.”  If, on the date of any such request, the Company does not qualify to file a Shelf Registration Statement under the Securities Act, the provisions of this Section 5.02 shall not apply, and the provisions of Section 5.01 shall apply instead.

(b)               Continued Effectiveness.  The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act, as is feasible pursuant to the provisions of applicable securities laws, in order to permit the Prospectus forming a part thereof to be usable by Stockholders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Stockholders is permitted to sell its Registrable Securities without Registration pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”).  Subject to Section 5.02(d), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or deliberately omits to take any action that would result in Stockholders of Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

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(c)                Shelf Notice.  Promptly upon receipt of any request by a Demand Rightholder to file a Shelf Registration Statement or any request by a Demand Rightholder to increase the number of its Registrable Securities Registered on such Shelf Registration Statement pursuant to Section 5.02(a) (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice (a “Shelf Notice”) of any such request to all Stockholders who are not Demand Rightholders specifying the Demand Rightholder Shelf Registration Amount.  Each Stockholder shall have the right to include in such Registration up to its pro rata portion of Registrable Securities by delivering an irrevocable written notice to the Company specifying the number of Registrable Securities such Stockholder desires to so include no later than ten (10) Business Days after the delivery of the Shelf Notice, and the Company shall include in such Registration the number of Registrable Securities for which the Company receives written notice in accordance with this provision.

(d)               Suspension of Registration.  If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Stockholders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided that the Company shall not be permitted to exercise a Shelf Suspension or Demand Suspension exceeding 75 (seventy-five) days on any one occasion or 150 (one hundred and fifty) days during any 12 (twelve)-months period.  In the case of a Shelf Suspension, the Stockholders shall suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above.  The Company shall promptly notify the Stockholders upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Stockholders such numbers of copies of the Prospectus as so amended or supplemented as the Stockholders may reasonably request.  The Company agrees to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder.

(e)                Underwritten Offering.  If a Demand Rightholder so elects in connection with an offering with estimated minimum gross proceeds of at least $20,000,000 (twenty million), an offering of Registrable Securities pursuant to the Shelf Registration Statement shall be in the form of an Underwritten Offering, the Company shall amend or supplement the Shelf Registration Statement for such purpose and such Demand Rightholder shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company and the other holders of Registrable Securities.  Each Stockholder shall have the right to include in such offering up to its pro rata portion of Registrable Securities in the manner described in Section 5.02(c).  The provisions of Section 5.01(g) shall apply to any Underwritten Offering pursuant to this Section 5.02(e), mutatis mutandis.

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Section 5.03.           Piggyback Registration.

(a)                Participation.  If the Company at any time after the date hereof proposes to file a Registration Statement under the Securities Act with respect to any offering, including the Initial Public Offering, of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration incidental to an issuance of debt securities under Rule 144A, (ii) a Registration on Form S-4 or S-8 or any successor form to such Forms, or (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement, a dividend reinvestment plan, or a merger or consolidation) (a “Company Public Sale”), then, as soon as reasonably practicable, the Company shall give written notice of such proposed filing to the Stockholders, and such notice shall offer the Stockholders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Stockholder may request in writing (a “Piggyback Registration”).  Subject to Section 5.03(b), the Company shall include in such Registration Statement all such Registrable Securities that are requested to be included therein within fifteen (15) days after the receipt by such Stockholders of any such notice; provided that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company shall give written notice of such determination to each Stockholder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Demand Rightholders to request that such Registration be effected as a Demand Registration under Section 5.01, and (ii) in the case of a determination to delay Registering, in the absence of a request for a Demand Registration, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities.  If the offering pursuant to such Registration Statement is to be underwritten, then each Stockholder making a request for a Piggyback Registration pursuant to this Section 5.03(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Stockholder may, participate in such Underwritten Offering.  If the offering pursuant to such Registration Statement is to be on any other basis, then each Stockholder making a request for a Piggyback Registration pursuant to this Section 5.03(a) must, and the Company shall make such arrangements so that each such Stockholder may, participate in such offering on such basis.  Each Stockholder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of the applicable Registration Statement.

(b)               Priority of Piggyback Registration.  If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the Stockholders that own Registrable Securities in writing that, in its or their opinion, the number of securities that such Stockholders and any other Persons intend to include in such Piggyback Registration exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the

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market for the securities offered, then the securities to be included in such Piggyback Registration shall be (i) first, 100% of the securities proposed to be sold in such Piggyback Registration by the Company or (subject to Section 5.07) any Person (other than a Stockholder) exercising a contractual right to demand Registration, as the case may be, proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated prorataamong the Stockholders that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Stockholder (providedthat any securities thereby allocated to a Stockholder that exceed such Stockholder’s request shall be reallocated among the remaining requesting Stockholders in like manner) and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

(c)                No Effect on Demand Registrations.  No Registration of Registrable Securities effected pursuant to a request under this Section 5.03 shall be deemed to have been effected pursuant to Section 5.01 and Section 5.02 or shall relieve the Company of its obligations under Section 5.01 or Section 5.02.

Section 5.04.           Black-out Periods.

(a)                Black-out Periods for Stockholders.  In the event of a Company Public Sale of the Company’s equity securities in an Underwritten Offering, the Stockholders agree, if requested by the managing underwriter or underwriters in such Underwritten Offering and agreed to by holders of Class B Shares, not to effect any public sale or distribution of any securities (except, in each case, as part of the applicable Registration, if permitted) that are the same as or similar to those being Registered in connection with such Company Public Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning fifteen (15) days before and ending one-hundred eighty (180) days in the event of the Company’s Initial Public Offering or ninety (90) days in the event of any other Company Public Sale (or, in either case, such lesser period as may be permitted by the Company or such managing underwriter or underwriters) after the effective date of the Registration Statement filed in connection with such Registration, to the extent timely notified in writing by the Company or the managing underwriter or underwriters; provided, however, such restrictions shall not apply to (i) securities acquired in the public market subsequent to the Initial Public Offering, (ii) distributions-in-kind to a Stockholder’s partners or members and (iii) Transfers to Affiliates in compliance with the terms hereof and only if such Affiliates agree to be bound by the restrictions herein.

(b)               Black-out Period for the Company and Others.  In the case of a Registration of Registrable Securities pursuant to Section 5.01 or Section 5.02 for an Underwritten Offering, the Company and the Stockholders agree, if requested by the participating Demand Rightholder(s) or the managing underwriter or underwriters with respect to such Registration, not to effect any public sale or distribution of any securities that are the same as or similar to those being Registered, or any securities convertible into

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or exchangeable or exercisable for such securities, during the period beginning fifteen (15) days before and ending ninety (90) days after the effective date of the Registration Statement filed in connection with such Registration (or, in the case of an offering under a Shelf Registration Statement, the date of the closing under the underwriting agreement in connection therewith) (or such lesser period as may be permitted by the participating Demand Rightholder(s) or such managing underwriter or underwriters), to the extent timely notified in writing by the participating Demand Rightholder(s) or the managing underwriter or underwriters.  Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made as part of any Registration on Form S-8 of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement or a Registration on Form S-4 of securities in connection with a business combination (or similar transaction) or on any successor form to such Forms.  The Company agrees to use its reasonable best efforts to obtain from each Stockholder who holds restricted securities of the Company that are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such Registration, if permitted.  Without limiting the foregoing (but subject to Section 5.07), if, after the date hereof, the Company grants any Person (other than a Stockholder) any rights to demand or participate in a Registration, the Company agrees that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section as if it were a Stockholder hereunder.

Section 5.05.           Registration Procedures.  (a)  In connection with the Company’s Registration obligations under Section 5.01, Section 5.02 and Section 5.03, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

                                                   (i)       prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to Participating Stockholders, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Stockholders and their respective counsel and (y) except in the case of a Registration under Section 5.03, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the Demand Rightholders or the underwriters, if any, shall reasonably object;

                                                 (ii)       prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by a Demand Rightholder, (y) reasonably requested by any other Participating Stockholder (to the extent such request relates to information relating to such Stockholder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

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                                               (iii)       notify the Participating Stockholders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                                               (iv)       promptly notify the Participating Stockholders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Stockholders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus which shall correct such misstatement or omission or effect such compliance;

                                                 (v)       use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus;

                                               (vi)       promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the participating Demand Rightholder(s) agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                                             (vii)       furnish to each Participating Stockholder and each underwriter, if any, without charge, as many conformed copies as such Stockholder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

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                                           (viii)       deliver to each Participating Stockholder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Stockholder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto by such Stockholder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Stockholder or underwriter;

                                               (ix)       on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Stockholders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Stockholder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 5.01(d) or Section 5.02(b), whichever is applicable; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

                                                 (x)       cooperate with the Participating Stockholders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of Registrable Securities to the underwriters;

                                               (xi)       use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

                                             (xii)       not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

                                           (xiii)       make such representations and warranties to the Participating Stockholders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

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                                           (xiv)       enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the participating Demand Rightsholder(s) or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

                                             (xv)       obtain for delivery to the Participating Stockholders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Stockholders or underwriters, as the case may be, and their respective counsel;

                                           (xvi)       in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Stockholders, a “comfort letter” from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

                                         (xvii)       cooperate with each Participating Stockholder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

                                       (xviii)       use its reasonable best efforts to comply with all applicable securities laws and make available to its security stockholders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

                                           (xix)       provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of the applicable Registration Statement;

                                             (xx)       use its best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities are then quoted;

                                           (xxi)       make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any underwriter participating in any disposition to be effected pursuant to the applicable Registration Statement and by any attorney, accountant or other agent retained by it, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 5.05(xxi) shall hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person; and

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                                         (xxii)       in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(b)               The Company may require each Participating Stockholder to furnish to the Company such information regarding the distribution of securities and such other information relating to such Stockholder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing.  Each Participating Stockholder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c)                Each Participating Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind contemplated by Section 5.05(iv), such Stockholder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Stockholder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5.05(iv), or until such Stockholder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Stockholder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Stockholder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.  In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 5.05(iv) or is advised in writing by the Company that the use of the Prospectus may be resumed.

Section 5.06.           Underwritten Offerings.

(a)                Demand and Shelf Registrations.  If requested by the underwriters for any Underwritten Offering requested by a Demand Rightholder pursuant to a Registration under Section 5.01 or Section 5.02, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in

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substance and form to the Company, the applicable Demand Rightholder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 5.09.  The Demanding Stockholdersshall cooperate with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof.  The Stockholders offering Registrable Securities pursuant to such Underwritten Offeringshall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Stockholdersas are customarily made by issuers to selling holders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Stockholders.  Such Stockholders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Stockholders, such Stockholder’s title to the Registrable Securities, such Stockholder’s intended method of distribution and any other representations required to be made by such Stockholder (providedthat any such representation shall be made on a several basis) under applicable law; and the aggregate amount of the liability of such Stockholder shall not exceed such Stockholder’s net proceeds from such Underwritten Offering.

(b)               Piggyback Registrations.  If the Company proposes to Register any of its securities under the Securities Act as contemplated by Section 5.03 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Stockholder pursuant to Section 5.03 and subject to the provisions of Section 5.03(b), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Stockholder among the securities of the Company to be distributed by such underwriters in such Registration.  The Stockholders offering Registrable Securities pursuant to such Underwritten Offering shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Stockholders as are customarily made by issuers to selling holders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Stockholders.  Any such Stockholder shall not be required to make any representations or warranties to, or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Stockholder, such Stockholder’s title to the Registrable Securities and such Stockholder’s intended method of distribution or any other representations required to be made by such Stockholder under applicable law, and the aggregate amount of the liability of such Stockholder shall not exceed such Stockholder’s net proceeds from such Underwritten Offering.

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(c)                Participation in Underwritten Registrations.  Subject to provisions of Section 5.06(a) and Section 5.06(b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d)               Price and Underwriting Discounts.  In the case of an Underwritten Offering under Section 5.01 or Section 5.02, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Demanding Stockholder(s) (or, in the case of a Shelf Registration, the Demand Rightholder(s) selling Registrable Securities under the Shelf Registration Statement).  In addition, in the case of any Underwritten Offering, each of the Stockholders may withdraw its request to participate in the Registration pursuant to Section 5.01, Section 5.02 or Section 5.03 after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

Section 5.07.           No Inconsistent Agreements; Additional Rights.  The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Stockholders by this Agreement.  Without the consent of each of the Demand Rightholders, the Company shall not enter into any agreement granting Registration or similar rights to any Person.

Section 5.08.           Registration Expenses.  All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all Registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of a single legal counsel acting and representing for all Demand Rightholders participating in such Registration (or, in the case of a Shelf Registration, all Demand Rightholders selling Registrable Securities under the Shelf Registration Statement), (ix) all fees and expenses of accountants selected by the Demanding Stockholder (or, in the case of a Shelf Registration, the Stockholder selling Registrable Securities under the Shelf Registration Statement), (x) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (xi) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xiii) all expenses related to the “road-show“ for any Underwritten Offering, including all travel, meals and lodging.  All such expenses are referred to herein as “Registration Expenses.”  The Company shall not be required to pay underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

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Section 5.09.           Indemnification.

(a)                Indemnification by the Company.  The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Stockholder, each member, limited partner or general partner thereof, each member, limited partner or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, stockholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof, supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including, without limitation, reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading or (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto; provided that the Company shall not be liable to any particular indemnified party (A) to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof or (B) to the extent that any such Loss arises out of or is based upon an untrue statement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least five (5) days prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person.  This indemnity shall be in addition to any liability the Company may otherwise have.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Stockholder or any indemnified party and shall survive the transfer of such securities by such Stockholder.  The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

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(b)               Indemnification by the Participating Stockholders.  Each Participating Stockholder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Stockholder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim.  In no event shall the liability of such Stockholder hereunder be greater in amount than the dollar amount of the net proceeds received by such Stockholder under the sale of Registrable Securities giving rise to such indemnification obligation.  The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c)                Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person).  If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party not to be unreasonably withheld.  Without the prior written consent of such indemnified party, no indemnifying party shall consent to entry of any judgment or enter into any settlement unless such settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation and provides solely for the payment of money and does not impose any injunctive or equitable relief.  If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld.  It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 5.09(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

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(d)               Contribution.  If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 5.09 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations.  In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 5.09(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5.09(d).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 5.09(a) and Section 5.09(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 5.09(d), in connection with any Registration Statement filed by the Company, a Participating Stockholder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Stockholder under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Stockholder pursuant to Section 5.09(b).  If indemnification is available under this Section 5.09, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 5.09(a) and Section 5.09(b) hereof without regard to the provisions of this Section 5.09(d).  The remedies provided for in this Section 5.09 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

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Section 5.10.           Rules 144 and 144A and Regulation S.  The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of any Demand Rightholder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action as the Demand Rightholders may reasonably request, all to the extent required from time to time to enable the Demand Rightholders to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the reasonable request of a Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Article VI

GENERAL PROVISIONS

Section 6.01.           Waivers.  No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is made expressly in writing and executed and delivered by the party against whom such waiver is claimed.  No waiver of any breach shall be deemed to be a further or continuing waiver of such breach or a waiver of any other or subsequent breach.  Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

Section 6.02.           Conflicts of Interest; Transactions with Affiliates. (a)  Subject to Article IV or except as otherwise expressly agreed in writing, the Stockholders of the Company at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Stockholder the right to participate therein.  The Stockholders of the Company may invest in, or provide services to, any Person that directly or indirectly competes with the Company and shall have no obligation to present any business opportunity to the Company or any of its Stockholders, even if the opportunity is one that the Company might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so.  The Stockholders shall not be liable to the Company or any Stockholder for breach of any fiduciary or other duty solely by reason of the fact that the Stockholders pursue or acquire such business opportunity, direct such business opportunity to another Person or fail to present such business opportunity to the Company and all such fiduciary or other duties that may apply to Stockholders of the Company in their capacity as such are hereby expressly disclaimed to fullest extent permitted by applicable law.

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(b)               None of the Company or any of its subsidiaries shall engage in any business transaction (or series of related transactions) involving consideration payable by or to the Company or any of its subsidiaries in excess of $1,000,000 (one million dollars) with any Stockholder or any Affiliate thereof (an “Interested Transaction”) unless such transaction is approved in accordance with this Section 6.02(b).  Any Interested Transaction shall require approval by a majority of the directors not designated by such Stockholder or its Affiliates; provided, that any Interested Transaction involving consideration payable by or to the Company or any of its subsidiaries in excess of $5,000,000 (five million dollars)  shall also require that the Board of Directors obtain an opinion from an independent investment bank or valuation firm (to be selected and paid by the Company) as to the fairness of such proposed Interested Transaction to the Company.

Section 6.03.           Publicity and Confidentiality.  Each Stockholder agrees that Confidential Information has been and will be made available to it in connection with its interest in the Company.  Each Stockholder agrees not to divulge or communicate to a third party, or use for any purpose other than in connection with such Stockholder’s investment in the Company, in whole or in part, Confidential Information, without the prior written consent of the Company; provided that, (i) Confidential Information may be disclosed if required by applicable law or any governmental authority, and (ii) each Stockholder may disclose Confidential Information to its partners (general or limited), members, advisors, employees, agents, accountants, attorneys, agents, representatives or other Persons who have expressed a bona fide interest in becoming partners or members in or Transferees of such Stockholder or its related investment funds (collectively, the “Representatives”), so long as such Representatives agree in writing to keep such information confidential.  “Confidential Information” means any information concerning this Agreement or the transactions contemplated hereby and any information received by the Stockholder concerning the Company or any of its subsidiaries, including but not limited to their respective business, operations or financial position, furnished to the Stockholders in its capacity as stockholder of the Company; provided that Confidential Information does not include (i) information that was or becomes generally available publicly other than, with respect to a Stockholder, as a result of a disclosure by such Stockholder, in violation of this Section 6.03, (ii) information that was or becomes available to the Stockholder or a Representative of such Stockholder on a non-confidential basis from a source other than the Company, provided that such source is not known, after due inquiry, to such Stockholder to be bound by a confidentiality agreement with the Company or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other person with respect to any of such information, (iii) information that the Stockholder or a Representative of the Stockholder independently developed without reference to the Confidential Information or any derivative thereof or (iv) information that was already in the Stockholder’s possession on a non-confidential basis prior to the time of disclosure to the Stockholder by or on behalf of the Company or its Representatives, provided that the source of such information is not known, after due inquiry, to such Stockholder to be bound by a confidentiality agreement with the Company or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other person with respect to any of such information.  It is understood and agreed that money damages may not be a sufficient remedy for any breach or threatened breach of this Section 6.03, and that the Company may be entitled to seek an injunctive or other equitable relief.  Such remedy will not be deemed to be the exclusive remedy for breach of this Section 6.03, but will be in addition to all other remedies available at law or equity to the parties.

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Section 6.04.           Assignment; Benefit.  (a) The rights and obligations hereunder shall not be assignable without the prior written consent of Voteco except as provided under Article IV.  Any assignment of rights or obligations in violation of this Section 6.04 shall be null and void ab initio.

(b)               Except as set forth in Section 5.09, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns, and there shall be no third‑party beneficiaries to this Agreement.

(c)                No Person shall acquire Company Shares pursuant to the terms of this Agreement or the Voteco LLC Agreement until such Person executes a counterpart to this Agreement and becomes a party hereto; such Person and its Company Shares shall be subject to the terms of this Agreement.

Section 6.05.           Termination.  This Agreement, other than Section 3.01(l) and Article V, shall terminate upon an Initial Public Offering (provided that this Agreement shall terminate automatically earlier (without any action by any party hereto) as to each Stockholder when such Stockholder ceases to hold Company Shares).

Section 6.06.           Severability.  If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.07.           Entire Agreement; Amendment; Extension.  This Agreement (together with the operating agreement of Voteco and the Plan) sets forth the entire understanding and agreement between the parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto.  Other than as specified pursuant to Sections 6.07(a), 6.07(b) and 6.07(c), no provision of this Agreement may be amended, modified or waived in whole or in part at any time without an agreement in writing executed by holders representing a majority of the Class B Shares then outstanding; provided that (a) Section 3.01 and the definitions used therein may not be amended without the prior written consent of all holders of Class A Shares; provided, that any portion of Section 3.01 that relate to Starwood, the Starwood Member or the Starwood Director may not be amended without the prior written consent of Starwood, any portion of Section 3.01 that relate to Desert Rock, the

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Desert Rock Member or the Desert Rock Director may not be amended without the prior written consent of Desert Rock, and any portion of Section 3.01 that relate to Strategic Value Partners, the Strategic Value Partners Member or the Strategic Value Partners Director may not be amended without the prior written consent of Strategic Value Partners, (b) any amendment (other than to Section 3.01, Article IV, Article V, Section 6.07 and the definitions used therein) that would have a disproportionate material adverse effect on a Stockholder compared to the other Stockholders shall require the written consent of that Stockholder and (c) Article IV, Article V, this Section 6.07 and the definitions used therein may not be amended without the prior written consent of all Stockholders.  There are no other agreements with respect to the transactions contemplated herein between any Stockholders or any of their Affiliates relating to the Company.  Each Party to this Agreement shall receive notice of any amendments and copies of any material amendment to this Agreement.  The Stockholders hereby agree that this Agreement shall not and is not intended to constitute a voting agreement under the Nevada Revised Statutes; provided, that if any provision of this Agreement shall be held to be such voting agreement, each of the parties hereto shall (and shall cause its Affiliates to) do and perform or cause to be done and performed any Necessary Action to renew and extend this Agreement following the 13th (thirteenth) anniversary of this Agreement and prior to the 15th (fifteenth) anniversary hereto to continue the arrangements contemplated hereby beyond such anniversary if not terminated earlier in accordance with Section 6.05.

Section 6.08.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Section 6.09.           Notices.  Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, sent to the Stockholders at the following addresses (or such other address as such Stockholders may specify) by notice to the Company:

If to the Company:

Riviera Holdings Corporation
2901 Las Vegas Blvd. South

Las Vegas, Nevada  89109

Attention: General Counsel
Telephone:  702.794.9504
Facsimile:  702.794.9560

with a copy to:

SCH/VIII Bonds, L.L.C., SCH/VIII Bonds II, L.L.C., SCH/VIII Bonds III, L.L.C., and SCH/VIII Bonds IV, L.L.C.
591 West Putnam Avenue
 Greenwich, CT 06830
Attention:  Marcos Alvarado
Telephone:  203.422.7700
Facsimile:  203.422.2572

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and

Eric Franklin
Rinaldi, Finkelstein & Franklin, LLC
591 West Putnam Avenue
Greenwich, CT 06830
Telephone:  203.422.7700
Facsimile:  203.422.2572

if to Starwood:

SCH/VIII Bonds, L.L.C., SCH/VIII Bonds II, L.L.C., SCH/VIII Bonds III, L.L.C., and SCH/VIII Bonds IV, L.L.C.
591 West Putnam Avenue
Greenwich, CT 06830
Attention:  Marcos Alvarado
Telephone:  203.422.7700
Facsimile:  203.422.2572

with a copy to:

Eric Franklin
Rinaldi, Finkelstein & Franklin, LLC
591 West Putnam Avenue
Greenwich, CT 06830
Telephone:  203.422.7700
Facsimile:  203.422.2572

if to Cerberus:

Cerberus Series Four Holdings, LLC

299 Park Avenue, 21st Floor

New York, New York 10171

Attention: Philip Lindenbaum

Telephone:  212.739.1225
Facsimile:  212.909.1421

if to Desert Rock:

46

Desert Rock Enterprises LLC

One Fremont Street

Las Vegas, NV 89101

Attention: Derek Stevens

Telephone: 248.202.3600

Facsimile: 702.383.9681

with copy to:

Desert Rock Enterprises LLC

21777 Hoover Road

Warren, MI 48089

Attention: Daniel Morrell

Telephone: 586.497.7093

Facsimile: 586.497.7090

if to Strategic Value Partners:

Strategic Value Partners LLC

100 West Putnam Avenue

Greenwich, CT 06830

Attention: Aravind Rajasekharan

Telephone:  203.618.3599

Fax: 201.720.2952

with a copy to:

Strategic Value Partners LLC

100 West Putnam Avenue

Greenwich, CT 06830

Attention: Gaurav Marwah Augentius

Telephone:  +44.20.7397

Facsimile:  +44.20.7397.5451

and with a copy to:

Strategic Value Partners LLC

100 West Putnam Avenue

Greenwich, CT 06830

Attention: Jeffrey Maldari

Telephone:  203.618.3520

Facsimile:  203.724.1587

if to Voteco:

BSS Voteco, L.L.C.
591 West Putnam Avenue
 Greenwich, CT 06830
Attention:  Marcos Alvarado (with a copy to Eric Franklin and Mike Racich)
Telephone:  203.422.7700
Facsimile:  203.422.2572

47

with a copy to:

Eric Franklin
Rinaldi, Finkelstein & Franklin, LLC
591 West Putnam Avenue
Greenwich, CT 06830
Telephone:  203.422.7700
Facsimile:  203.422.2572

and

Desert Rock Enterprises LLC

One Fremont Street

Las Vegas, NV 89101

Attention:  Derek Stevens

Telephone:  248.202.3600

Facsimile:  702.383.9681

in all cases, with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:  Scott K. Charles

                  Benjamin M. Roth
Telephone:  212.403.1000
Facsimile:  212.403.2000

Section 6.10.           Governing Law; Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCEPT WITH RESPECT TO MATTERS WHERE NEVADA LAW WOULD MANDATORILY APPLY, IN WHICH CASE THE LAWS OF THE STATE OF NEVADA SHALL APPLY, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH APPLICABLE JURISDICTION.  ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

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Section 6.11.           Waiver of Jury Trial.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE, APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.  The Company or any Stockholder may file an original counterpart or a copy of this Section 6.11 with any court as written evidence of the consent of the Stockholders to the waiver of their rights to trial by jury.

Section 6.12.           Specific Performance.  Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

Section 6.13.           No Third-Party Liability.  This Agreement may be enforced only against the named parties hereto.  All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 6.14.           Further Assurances; Facilitation.  In connection with this Agreement and the transactions contemplated hereby, each Stockholder shall (and shall cause its Affiliates to) cooperate in facilitating any action described in or required by this Agreement.  Without limiting the generality of the foregoing, each of the parties to this Agreement agrees that it shall (and shall cause its Affiliates to) execute and deliver any additional certificates and documents and do and perform or cause to be done and performed any Necessary Action and such additional acts and things that are necessary, appropriate or advisable in order to carry out the intent and accomplish the purposes of this Agreement and effectuate and perform the provisions of this Agreement and the consummation of the transactions contemplated hereby. Each party shall vote its shares of Common Stock and any shares of Common Stock it holds proxies or powers of attorney with respect to, and shall take all other actions necessary, to ensure that the Organizational Documents facilitate and do not at any time conflict with any provision of this Agreement.  The Company agrees that it will (and will cause its officers and its subsidiaries to) take all such action as shall be necessary (including by voting all shares of capital stock or other equity interests that it holds in each of its subsidiaries, either in a meeting or in an action by written consent) to ensure that the Organizational Documents or other applicable governing documents of each of its Subsidiaries are consistent with, and do not conflict with, any provision of this Agreement and that the boards of directors, general partners, managing members or other applicable governing body or persons for each such subsidiary shall act in accordance with the provisions of this Agreement.

49

Section 6.15.           Splits; Issuances.  If, and as often as, there are any changes in the Company Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company Shares as so changed.  In the event additional shares of Company Shares are issued by the Company to, or purchased or otherwise acquired by, any party at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into shares or Company Shares, such additional shares of Company Shares, as a condition to their issuance, shall become subject to the terms and provisions of this Agreement.

Section 6.16.           Gaming Laws.  To the extent that anything contained herein or in the Organizational Documents is inconsistent with the Gaming Laws, the provisions of such Gaming Laws shall govern.  All mandatory provisions of the Gaming Laws are herewith incorporated by reference.  This Agreement shall be subject to the provisions of applicable Gaming Laws and the rules and regulations of the Gaming Authorities.  Specifically, and in accordance with applicable Gaming Laws, all membership interests in Voteco, warrants to acquire membership interests in Voteco, Class A Shares and Class B Shares are held subject to the condition that if a holder thereof is found to be an Unsuitable Person, such holder will promptly dispose of all of its membership interest in Voteco, warrants to acquire membership interests in Voteco, Class A Shares and Class B Shares, as applicable, and shall do so in compliance with the terms of this Agreement.  Commencing on the date a Gaming Authority serves notice of a determination of unsuitability or disqualification on the Company, Voteco or the Unsuitable Person, and until the membership interest in Voteco, warrants to acquire membership interests in Voteco, Class A Shares or Class B Shares held or controlled by such Person are held or controlled by a Person who is not an Unsuitable Person, such Unsuitable Person shall not be entitled (i) to receive any distributions, dividends or interest upon any shares in the Company or interests in Voteco or any of their Affiliates; (ii) to exercise, directly or through any proxy, trustee or nominee, any voting or other right conferred by such shares or interests; or (iii) to receive any remuneration in any form from the Company, Voteco or any of their Affiliates for services rendered or otherwise.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS HEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

RIVIERA HOLDINGS CORPORATION

By: /s/ Tullio Marchionne
Name: Tullio Marchionne
Title: Secretary

SCH/VIII BONDS, L.L.C.

By: /s/ Marcos Alvarado
Name: Marcos Alvarado
Title: Vice President

SCH/VIII BONDS II, L.L.C.

By: /s/ Marcos Alvarado
Name: Marcos Alvarado
Title: Vice President

SCH/VIII BONDS III, L.L.C.

By:  /s/ Marcos Alvarado
Name: Marcos Alvarado
Title: Vice President

SCH/VIII BONDS IV, L.L.C.

By: /s/ Marcos Alvarado
Name: Marcos Alvarado
Title: Vice President

CERBERUS SERIES FOUR HOLDINGS, LLC

By: Cerberus Institutional Partners, L.P. – Series Four, its Managing Member

By: Cerberus Institutional Associates, L.L.C., its General Partner

By: /s/ Mark Neporent
Name: Mark Neporent
Title: Senior Managing Director

DESERT ROCK ENTERPRISES LLC

By: /s/ Derek J. Stevens
Name: Derek J. Stevens
Title: Chief Executive Officer

STRATEGIC VALUE SPECIAL SITUATIONS MASTER FUND, LP.

By: SVP Special Situations, LLC Its Investment Manager

By: /s/ James L. Varley
Name: James L. Varley
Title: Authorized Signature

RIVIERA VOTECO, L.L.C.

By: /s/ Marcos Alvarado
Name: Marcos Alvarado
Title: Authorized Person